Exhibit 99.2
Media Contact:
Elizabeth Penniman
+1-571-434-3481
elizabeth.penniman@neustar.biz
FOR IMMEDIATE RELEASE
NeuStar Announces Completion of Acquisition of
UltraDNS
Combination Creates a Broad Platform of Innovative Interoperability
Solutions for the Communications Industry
Sterling, Virginia, April 21, 2006 – NeuStar, Inc. (NYSE: NSR), a leading provider of essential communications services to the global communications and Internet industry, announced today the completion of its acquisition of UltraDNS Corporation of Reston, Virginia. UltraDNS is now a wholly owned subsidiary of NeuStar.
The combined strengths and capabilities of NeuStar and UltraDNS will increase security, reliability and simplified administration for thousands of global enterprises, built on a solid foundation of innovation. Through its thousands of enterprise, service provider and TLD infrastructure customers, UltraDNS powers the resolution of over 15 million domains around the globe. On a worldwide combined basis, NeuStar and UltraDNS provide services to more than 20 top-level Internet domains (TLDs), such as .org, .info, .us, .biz, .in, and .mobi.
Jeff Ganek, Chairman and CEO of NeuStar stated that, “This acquisition makes for an even broader and stronger platform of services we can offer to the global communications industry. We look forward to a very bright future of innovation with UltraDNS.”

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About NeuStar, Inc. NeuStar, Inc. (NYSE: NSR) is a leading provider of essential neutral third party clearinghouse services to the global communications and Internet industry. Visit NeuStar online at http://www.NeuStar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Statements in this press release regarding the merger between NeuStar, Inc. and UltraDNS, including, without limitation, future financial and operating results, benefits and synergies of the merger, and any other statements regarding UltraDNS’s and NeuStar, Inc.’s future expectations, beliefs, goals or business prospects constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. We cannot assure that our expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. More information about potential factors that could affect our business and financial results is included in the filings we make with the Securities and Exchange Commission from time to time, including in NeuStar’s Annual Report on Form 10-K. All forward-looking statements are based on information available on the date of this press release, and we undertake no obligation to update any of the forward-looking statements after the date of this press release.